EXHIBIT 3.7

CERTIFICATE OF TRUST

OF
EDUCATION LOAN ASSET-BACKED TRUST I

     This Certificate of Trust of Education Loan Asset-Backed Trust I (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 38001 et seq., as amended from time to time) (the “Act”).

     1. Name: The name of the statutory trust formed by this Certificate of Trust is Education Loan Asset-Backed Trust I.

     2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware are the Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3. Effective Date: This certificate of Trust shall be effective on February 14, 2003.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

The Bank of New York (Delaware), not in its individual capacity, but solely as Delaware Trustee

By	/s/ Michael Santino

Name: Title:	Michael Santino Senior Vice President